UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2010
DUKE ENERGY CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32853	20-2777218
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)
526 South Church Street, Charlotte, North Carolina 28202-1904
(Address of Principal Executive Offices, including Zip code)
(704) 594-6200
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS
On May 24, 2010, the registrant issued a press release announcing that it had entered into a Credit and Guaranty Agreement, dated as of May 21, 2010, among its subsidiaries Green Frontier Windpower, LLC, Green Frontier Windpower Holdings, LLC, five other of the registrant’s subsidiaries each owning wind energy projects described in the press release, the lenders party thereto, Crédit Agricole Corporate & Investment Bank, BBVA Securities Inc., Banco Santander, S.A., New York Branch, CoBank, ACB, Lloyds TSB Bank plc and The Bank of Tokyo-Mitsubishi UFJ, LTD., New York Branch, as Joint Lead Arrangers, Crédit Agricole Corporate & Investment Bank as Left Lead Bookrunner, Crédit Agricole Corporate & Investment Bank, as the Administrative Agent, Collateral Agent and Issuing Bank and the other issuing banks and arrangers party thereto. The agreement documents a 15-year term loan of approximately $325 million and letters of credit totaling approximately $50 million, as further described in the press release.
A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
     Exhibits.
     99.1      Press Release, dated May 24, 2010, issued by the registrant.

SIGNATURE
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE ENERGY CORPORATION

Date: May 28, 2010	By:	/s/Robert T. Lucas III

Name: Robert T. Lucas III Title: Assistant Secretary

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release, dated May 24, 2010, issued by the registrant.